Exhibit 4.3

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS.  NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

INTARCIA THERAPEUTICS, INC.

WARRANT TO PURCHASE SHARES
OF SERIES E CONVERTIBLE PREFERRED STOCK

THIS CERTIFIES THAT, for value received,                                         and its assignees are entitled to subscribe for and purchase up to such number of fully paid and nonassessable shares of the Series Preferred (as adjusted pursuant to Section 4 hereof, the “Shares”) of INTARCIA THERAPEUTICS, INC., a Delaware corporation (the “Company”) as determined below, at the purchase price of $0.51 per share (such price, as it may be adjusted from time to time as specified in Section 4 hereof, is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.  As used herein, (a) the term “Series Preferred” shall mean the Company’s presently authorized Series E Convertible Preferred Stock, $0.001 par value per share, and any stock into or for which such Series E Convertible Preferred Stock may hereafter be converted or exchanged, and after the automatic conversion of the Series E Convertible Preferred Stock to Common Stock shall mean the Company’s common stock, $0.001 par value per share (“Common Stock”), (b) the term “Date of Grant” shall mean April 15, 2005, and (c) the term “Other Warrants” shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of or in lieu of this Warrant.  The term “Warrant” as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.  This Warrant is issued in connection with that certain Term Loan and Security Agreement of even date herewith among the Company, Silicon Valley Bank and Horizon Technology Funding Company LLC (the “Loan Agreement”).

A.                                   Number of Shares.    This Warrant shall be exercisable at any time during the Exercise Period (as defined below) for the Initial Shares plus the Additional Shares (if any).  As used herein:

“Initial Shares” means                            shares of the Series Preferred.

“Additional Shares” means such number of additional shares of the Series Preferred as shall equal (a) (i)      , multiplied by (ii) the amount each Term Advance (as defined in the Loan Agreement), divided by (b) the Warrant Price in effect on and as of the date of such Term Advance.  This Warrant shall automatically become exercisable for Additional Shares in the foregoing manner upon the date of each Term Advance, and “Additional Shares” as used herein shall refer to the cumulative number of all such Additional Shares for which this Warrant becomes so exercisable.

“Shares” means the Initial Shares together with all Additional Shares (if any).

1.                                       Term.  The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through the date that is ten (10) years after the Date of Grant (the “Exercise Period”).

2.                                       Method of Exercise; Payment; Issuance of New Warrant.  Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time during the Exercise Period, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a “Wire Transfer”) of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; (b) if in connection with a registered public offering of the Company’s securities in which the holder hereof is a selling stockholder, the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-2 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by certified or bank check or by Wire Transfer from the proceeds of the sale of shares to be sold by the holder in such registered public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased; or (c) exercise of the “net issuance” right provided for in Section 10.2 hereof.  In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of stock so purchased shall be issued and delivered to the holder hereof within a reasonable time after the rights represented by this Warrant have been so exercised and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within a reasonable time after the rights represented by this Warrant have been so exercised; provided, however, at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant.  The person or persons in whose name(s) any certificate(s) representing shares of Series Preferred shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is surrendered and payment of the Warrant Price was made, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.                                       Stock Fully Paid; Reservation of Shares.  All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights, liens and charges with respect to the issue thereof.  During the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Series Preferred to provide for the exercise of the rights represented by this Warrant and a sufficient number of shares of its Common Stock to provide for the conversion of the Shares into Common Stock.

4.                                       Adjustment of Warrant Price and Number of Shares.  The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)                                  Reclassification or Merger.  In case of (i) any reclassification, recapitalization or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (ii) any merger of the Company with or into another corporation (other than (x) a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, (y) a merger or consolidation of the Company into or with another entity in which the consideration received by the stockholders of the Company consists solely of cash or cash equivalents, or (z) a merger or consolidation of the Company into or with another entity (A) whose shares are publicly traded and which has a market capitalization of not less than $500,000,000, and (B) where the value of the consideration per Share that would be received by the holder hereof were the holder to exercise this Warrant as of immediately prior to the closing thereof is not less than five (5) times the then-effective Warrant Price (a “Large Cap Merger”)), or (iii) any sale of all or substantially all of the assets of the Company (other than to another entity (A) whose shares are publicly traded and which has a market capitalization of not less than $500,000,000, and (B) where the value of the consideration per Share that would be received by the holder hereof were the holder to exercise this Warrant as of immediately prior to the closing thereof is not less than five (5) times the then-effective Warrant Price (a “Large Cap Sale” and collectively with a Large Cap Merger, a “Large Cap Transaction”)), the Company, or such successor or purchasing entity, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Series Preferred theretofore issuable upon exercise of this Warrant, (i) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Series Preferred then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the holder of this Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Series Preferred purchasable upon exercise of this Warrant at the time of the transaction.  Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.  The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and sales.  Anything to the contrary in this Warrant notwithstanding, in the event of any Large Cap Transaction, or any merger or consolidation of the Company into or with another entity or a sale of assets by the Company in which the consideration received by the Company’s stockholders consists solely of cash or cash equivalents, the rights represented by this Warrant shall terminate and be of no further force or effect as of immediately following the closing of such Large Cap Transaction, merger, consolidation or sale to the extent such rights shall not have been exercised prior to or as at such closing.

(b)                                 Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Series Preferred, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c)                                  Stock Dividends and Other Distributions.  If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Series Preferred payable in Series Preferred, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Series Preferred outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Series Preferred outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Series Preferred (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Series Preferred (or Common Stock issuable upon conversion thereof) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

(d)                                 Adjustment of Number of Shares.  Upon each adjustment in the Warrant Price, the number of Shares of Series Preferred purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

(e)                                  Antidilution Rights.  The other antidilution rights applicable to the Shares of Series Preferred purchasable hereunder are set forth in the Company’s Certificate of Incorporation, as amended through the Date of Grant (the “Charter”).  Such antidilution rights shall not be amended, restated, modified or waived without the prior written consent of the holder hereof unless such amendment, restatement, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, restatement, modification or waiver affects the rights associated with all other outstanding shares of the Series Preferred.  The Company shall promptly provide the holder hereof with any restatement, amendment, modification or waiver of the Charter promptly after the same has been made.

5.                                       Notice of Adjustments.  Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by an executive officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant within a reasonable period following such event requiring the adjustment.  In addition, whenever the conversion price or conversion ratio of the Series Preferred shall be adjusted, the Company shall make a certificate signed by an executive officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the conversion price or ratio of the Series Preferred after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant within a reasonable period following such event requiring the adjustment.

6.                                       Fractional Shares.  No fractional shares of Series Preferred will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Series Preferred on the date of exercise as reasonably determined in good faith by the Company’s Board of Directors.

7.                                       Compliance with Act; Disposition of Warrant or Shares of Series Preferred.

(a)                                  Compliance with Act.  The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the shares of Series Preferred to be issued upon exercise hereof and any Common Stock issued upon conversion thereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Series Preferred to be issued upon exercise hereof or any Common Stock issued upon conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”) or any applicable state securities laws.  Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the shares of Series Preferred so purchased (and any shares of Common Stock issued upon conversion thereof) are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company.  This Warrant and all shares of Series Preferred issued upon exercise of this Warrant and all shares of Common Stock issued upon conversion thereof (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  NO SALE

OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”

Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.  In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

(1)                                  The holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.  The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act.

(2)                                  The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder’s investment intent as expressed herein.

(3)                                  The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available.  The holder is aware of the provisions of Rule 144, promulgated under the Act.

(4)                                  The holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

(b)                                 Disposition of Warrant or Shares.  With respect to any offer, sale or other disposition of this Warrant or any shares of Series Preferred acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or shares, the holder hereof agrees to give written notice to the Company prior thereto, describing in reasonable detail the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such shares of Series Preferred or Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Series Preferred to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law  Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company shall within a reasonable time period following such written notice notify such holder if such holder may sell or otherwise dispose of this Warrant or such shares of Series Preferred or Common Stock, all in accordance with the terms of the written notice delivered to the Company.  If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder within a reasonable time period following such written notice with details thereof after such determination has been made.  Each certificate representing this Warrant or the shares of Series Preferred thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(c)                                  Applicability of Restrictions.  Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Series Preferred or Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or to a limited liability company of which the holder is a member, or (iii) to any affiliate of the holder if such affiliate is an “accredited investor” as defined in Regulation D promulgated under the Act; provided, however, in any such transfer, if applicable, the transferee shall agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

8.                                       Rights as Shareholders; Information.  No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Series Preferred or any other securities of the Company which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

9.                                       Registration Rights.  The Holder will become a party to that certain Amended and Restated Investors’ Rights Agreement dated as of November 19, 2004, (the “Investor Rights Agreement”), to include any Common Stock of the Company issued and issuable upon conversion of the Shares issued and issuable pursuant to this Warrant or upon exercise of this Warrant in the definition of “Registrable Securities” for purposes of Sections 1.3, 1.4, 1.5, 1.7, 1.8, 1.9, 1.10, 1.11, 1.12, 1.13, 1.15, 1.16, 2.1, 2.2, 2.3 and 3 thereof.  The registration rights are assignable by the holder of this Warrant only in connection with a permitted transfer of this Warrant or the Shares.

10.                                 Additional Rights.

10.1                           Acquisition Transactions.  The Company shall provide the holder of this Warrant with at least twenty (20) days’ written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-

owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

10.2                           Right to Convert Warrant into Stock:  Net Issuance.

(a)                                  Right to Convert.  In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Series Preferred as provided in this Section 10.2 at any time or from time to time during the Exercise Period in which the fair market value of one share of the Series Preferred is greater than the Warrant Price (at the date of calculation as set forth below).  Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Series Preferred as is determined according to the following formula:

X =   B - A

           Y

Where:	X =	the number of shares of Series Preferred that shall be issued to holder

	Y =	the fair market value of one share of Series Preferred

A =

the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

	B =	the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined).  For purposes of Section 10 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

(b)                                 Method of Exercise.  The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1 or Exhibit A-2 hereto) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right.  Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a “Public Offering”).  Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within a reasonable period of time following the Conversion Date.

(c)                                  Determination of Fair Market Value.  For purposes of this Section 10.2, “fair market value” of a share of Series Preferred (or Common Stock if the Series Preferred has been automatically converted into Common Stock) as of a particular date (the “Determination Date”) shall mean:

(i)                                     If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company’s Registration Statement relating to such Public Offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering.

(ii)                                  If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

(A)                              If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five (5) trading days immediately prior to the Determination Date, and the fair market value of the Series Preferred shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Series Preferred is then convertible;

(B)                                If traded on the Nasdaq Stock Market or other over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five trading days immediately prior to the Determination Date, and the fair market value of the Series Preferred shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Series Preferred is then convertible; and

(C)                                If there is no public market for the Common Stock, then fair market value shall be determined by the Company’s Board of Directors in good faith.

In making a determination under clauses (A) or (B) above, if on the Determination Date, five (5) trading days had not passed since the Company’s initial public offering of its Common Stock effected pursuant to a registration statement on Form S-1 (or its successor) filed under the Act (“IPO”), then the fair market value of the Common Stock shall be the average closing prices or closing bid prices, as applicable, for the shorter period beginning on and including the date of the IPO and ending on the trading day prior to the Determination Date (or if such period includes only one (1) trading day the closing price or closing bid price, as applicable, for such trading day).  If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

10.3                           Exercise Prior to Expiration.  To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one (1) share of the Series Preferred is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 10.2 above (even if not surrendered) immediately before its expiration.  For purposes of such automatic exercise, the fair market value of one (1) share of the Series Preferred upon such expiration shall be determined pursuant to Section 10.2(c).  To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.3, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

11.                                 Representations and Warranties.  The Company represents and warrants to the holder of this Warrant as of the date hereof as follows:

(a)                                  This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

(b)                                 The rights, preferences, privileges and restrictions granted to or imposed upon the Series Preferred and the holders thereof are as set forth in the Charter, and on the Date of Grant, each share of the Series Preferred represented by this Warrant is convertible into one share of Common Stock.

(c)                                  The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s Charter or by-laws, do not and will not to the Company’s knowledge contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

(d)                                 There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

(e)                                  The number of shares of Common Stock of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants), does not exceed 251,647,179 shares.

12.                                 Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

13.                                 Notices.  Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. All such notices shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

14.                                 Binding Effect on Successors.  Subject to the provisions of Section 4(a) above, this Warrant shall be binding upon any entity succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Series Preferred issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the parties shall inure to the benefit of the successors and assigns of the parties hereto.

15.                                 Lost Warrants or Stock Certificates.  The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

16.                                 Descriptive Headings.  The descriptive headings of the various Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

17.                                 Governing Law.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

18.                                 Survival of Representations, Warranties and Agreements.  All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof).  All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

19.                                 Remedies.  In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

20.                                 No Impairment of Rights.  The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

21.                                 Severability.  The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

22.                                 Recovery of Litigation Costs.  If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other reasonable costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

23.                                 Entire Agreement; Modification.  This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

24.                                 Acceptance.  Receipt of this Warrant by the holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

25.                                 Market Stand-Off Agreement.  Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by holder, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the initial registration statement of the Company filed under the Act; provided, that all officers and directors of the Company and all holders of two percent (2%) or more of the Company’s outstanding Common Stock (determined on an as-converted, as-exercised basis) shall have entered into similar agreements with the Company.  Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Common Stock (or other securities) until the end of such period.  The underwriters of the Company’s stock are intended third party beneficiaries of this Section 25 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

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[SIGNATURE PAGE FOLLOWS]

The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

INTARCIA THERAPEUTICS, INC.

By:

Name:

Title:

Address:	2000 Powell Street, Suite 1640
Emeryville, California 94608

EXHIBIT A-1

NOTICE OF EXERCISE

To:                              [COMPANY] (the “Company”)

1.                                       The undersigned hereby:

☐                                    elects to purchase              shares of [Series Preferred Stock] [Common Stock] of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

☐                                    elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to                Shares of [Series Preferred Stock] [Common Stock].

2.                                       Please issue a certificate or certificates representing              shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3.                                       The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)

(Date)

EXHIBIT A-2

NOTICE OF EXERCISE

To:                              [COMPANY] (the “Company”)

1.                                       Contingent upon and effective immediately prior to the closing (the “Closing”) of the Company’s public offering contemplated by the Registration Statement on Form S    , filed            , 200   , the undersigned hereby:

☐                                    elects to purchase                  shares of [Series Preferred Stock] [Common Stock] of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or

☐                                    elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to               Shares of [Series Preferred Stock] [Common Stock].

2.                                       Please deliver to the custodian for the selling shareholders a stock certificate representing such           shares.

3.                                       The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $            or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering.  If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.

(Signature)

(Date)